Exhibit 4(a)

1ST FRANKLIN FINANCIAL CORPORATION
AND
U.S. BANK NATIONAL ASSOCIATION, Trustee

________________________

FORM OF INDENTURE

_________________________

ATI-2257389v6

TABLE OF CONTENTS

ATI-2257389v6	i

CROSS
REFERENCE TABLE
TIA Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10; 11.02
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.06
(b)	11.03
(c)	11.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314 (a)	4.02; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316 (a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318 (a)	11.01

N.A. means not applicable.

ATI-2257389v6	ii

INDENTURE dated as of January __, 2008, between 1st FRANKLIN FINANCIAL CORPORATION, a Georgia corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Senior Demand Notes (“Securities”):
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1. Definitions.
“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.
“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.
“Board of Directors” means the Board of Directors of the Company or any authorized committee of the Board.

“Board Resolution” means the original or a copy of a resolution certified by the Secretary or any Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.
“Default” means any event which is, or after notice or passage of time would be, an Event of Default.
“Holder” or “Securityholder” means a person in whose name a Security is registered.
“Indenture” means this Indenture as may be amended from time to time.
“Officer’s Certificate” means a certificate signed by either the President, the Treasurer or any Vice-President of the Company. See Sections 10.04 and 10.05.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.  See Sections 10.04 and 10.05.

“Principal” of a Security means the outstanding principal amount of that Security.
“SEC” means the Securities and Exchange Commission.
“Securities” means the Securities described above issued under this Indenture, and unless the contest otherwise requires, means Securities of any series.
“TIA” means the Trust Indenture Act of 1939. (15 U.S. Code §§ 77aaa77bbbb) as in effect on the date shown above.
“Trustee” means the party named as such above until a successor replaces it and thereafter means the successor.
“Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
Section 1.2. Other Definitions.
Term	Defined in Section
“Bankruptcy”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Interest Payment Date”	2.01
“Legal Holiday”	10.07
“Officer”	10.10
“Paying Agent”	2.04
“Registrar”	2.04
“Regular Record Date”	2.01
“Stated Maturity”	2.01
“U.S. Government Obligations”	8.01

Section 1.3.

Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Securities;
“indenture security holder” means a Securityholder;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee;
“obligor” on the indenture securities means the Company.
All other terms used in this Indenture that are defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.
Section 1.4. Rules of Construction. Unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) an accounting term used but not otherwise defined herein has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;
(3) “or” is not exclusive;
(4) words in the singular include the plural, and in the plural include the singular; and
(5) provisions apply to successive events and transactions.
ARTICLE 2 THE SECURITIES
Section 2.1. Amount Issuable; Series; Terms.
(1) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
(2) The Securities may be issued in one or more series.

(3)

The interest rate payable on any Security shall be a variable rate, compounded daily, as established by the Company in its sole discretion from time to time, which rate will vary depending upon the following daily balance ranges:  $1.00 to $2,499.99; $2,500.00 to $9,999.99; $10,000.00 to $49,999.99; $50,000.00 to $99,999.99; and $100,000.00 and over.  When an interest rate is established for each range of balances, it becomes effective for and applied to all Securities with a daily balance within that range, whether existing or newly issued.  These interest rates may be the same or different for each range of balances and the Company may increase or decrease the interest rate for any range independently of the others without notice to Holders after the date of purchase.  The interest rate on a Security may also change if the daily balance of the Security changes to a different range of balances.  A Holder will not be notified of changes from time to time in the interest rate paid on a Security.  The interest rates currently being paid on the Securities may be obtained at any time from the Company’s executive offices in Toccoa, Georgia.  Interest on a Security shall be paid at least annually, or more often if so requested by the Holder.

(4)

The payment of the principal and interest on the Demand Notes shall be subordinate in right of payment to all of the Company’s secured debt to the extent of the value of the assets securing such indebtedness.  The Securities shall rank equally and ratably with all other senior, unsecured indebtedness of the Company.

Section 2.2.

Form and Dating.  The Securities shall be substantially in the form of Exhibit A, which is part of this Indenture, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more supplemental indentures hereto.  The Securities may have notations, legends or endorsements required by law or usage.  Each Security and each replacement Security shall be dated the date of its issue by the Company.

Section 2.3. Execution. Two Officers shall sign the Securities for the Company by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

Section 2.4.

Registrar and Paying Agent.  The Company shall designate a person to whom the Securities may be presented for registration of transfer or for exchange (“Registrar”)  and a person (who may be the same as the Registrar) to whom Securities may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  If the Company fails to designate a Registrar or Paying Agent, the Company shall act as such.

Section 2.5.

Paying Agent to Hold Money in Trust.  If the Company acts as Paying Agent, the Company shall hold all money held by it as Paying Agent in trust for the purposes for which such money was paid but need not segregate such money from other funds except to the extent required by law.

Section 2.6.

Security Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee from time to time as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.

Section 2.7.

Transfer and Exchange.  Where Securities are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  The Company may charge for its expenses in transferring or exchanging a Security.

The Company shall not be required (i) to issue, transfer or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption pursuant to Section 3.03 and ending at the close of business on the date of such redemption, or (ii) to transfer or exchange any Security selected for redemption in whole or in part.

Section 2.8.

Replacement Securities.  If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the Company’s and the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee or any agent from any loss which any of them may suffer if a Security is replaced.  The Company or the Trustee, as applicable, may charge for its expenses in replacing a Security.

Section 2.9.

Outstanding Securities.  The Securities outstanding at any time are all the Securities delivered by the Company pursuant to this Indenture except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.
A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

Section 2.10.

Treasury Securities.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

Section 2.11.

Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities, with such variations as the Company deems appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare definitive Securities in exchange for temporary Securities.

Section 2.12.

Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration or transfer, exchange, payment or conversion.  The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of cancelled Securities as the Company directs.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13.
ARTICLE 3 REDEMPTION

Section 3.1.

Notices to Trustee.  If the Company elects to redeem Securities pursuant to the terms and conditions thereof, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed.  The Company’s notice shall specify the paragraph of the Securities pursuant to which it wants to redeem Securities.

The Company shall give each notice provided for in this Section at least 50 days before the redemption date.

Section 3.2.

Selection of Securities to be Redeemed.  If less than all the Securities are to be redeemed, the Company shall select the Securities to be redeemed by daily balance range, and shall so notify the Trustee by an Officer’s Certificate.  If less than all of the Securities within a chosen daily balance range are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot.  The Trustee shall make the selection not more than 75 days before the redemption date from Securities outstanding not previously called for redemption.  The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $100.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.3.

Notice of Redemption.  At least 30 days, but not more than 60 days, before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

The Notice shall identify the Securities to be redeemed and shall state:
(1) the redemption date;
(2) the redemption price, which shall be equal to 100% of the principal amount of the Security to be redeemed plus accrued interest on a daily basis up to, but not including, the redemption date;
(3) the name and address of the Paying Agent;
(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and
(5) that interest on Securities called for redemption ceases to accrue on and after the redemption date.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.
Section 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price.

Section 3.5.

Deposit of Redemption Price.  On or before the redemption date, the Company shall deposit money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.6.

Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7.

Redemption if Balance Falls Below $1.00.  The Company may, in its sole discretion, redeem any Security in full if the principal balance of such Security falls below $1.00 at any time.  The redemption price shall be equal to 100% of the principal amount of the Security plus accrued interest on a daily basis up to, but not including, the redemption date.  This redemption right of the Company shall be automatic and no advance notice is required.

Section 3.8.

Application.  For the avoidance of doubt, Sections 3.01 through 3.05 of this Article shall not apply in the event of any optional redemption of Securities made at the request of a holder in accordance with the redemption provisions set forth in such Securities.  Any such request by a Security Holder may be honored by the Company without requiring the advance notice to the Trustee and the pro rata redemption set forth in this Article.

ARTICLE 4 COVENANTS

Section 4.1.

Payment of Securities.  The Company shall pay the principal of and interest on the Securities upon demand of the Holder.  Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due.

Section 4.2.

SEC Rights.  The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.  The Company also shall comply with the other provisions of TIA § 314(a).  Notwithstanding the foregoing, the Company shall not be required to file with the Trustee that information, and those documents and reports, that the Company files with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 and which is, or are, filed electronically with the SEC through its EDGAR system.

Section 4.3.

Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating whether or not the signer knows of any Default that occurred during the fiscal year.  If he does, the certificate shall describe the Default and its status.  The certificate need not comply with Section 10.05.  See Section 10.10.

ARTICLE 5 SUCCESSORS
Section 5.1. When Company May Merge, etc. The Company shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any person unless:
(1) the person is a corporation;
(2) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and
(3) immediately after the transaction no Default exists.

The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer of lease shall not be released form the obligation to pay the principal of and interest on the Securities.

ARTICLE 6 DEFAULTS AND REMEDIES
Section 6.1. Events of Default. An “Event of Default” occurs if:

(1)

the Company defaults in the payment of the principal or interest on any Security when the same is presented for payment, upon redemption or otherwise, and the Default continues for a period of 30 days.

(2) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the Default continues for the period and after the notice specified below.
(3) the Company pursuant to or within the meaning of any Bankruptcy Law:
(A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case,
(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
(D) makes a general assignment for the benefit of its creditors; or
(4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against the Company in an involuntary case,
(B) appoints a Custodian of the Company or for all or substantially all of its property, or
(C) orders the liquidation of the Company,
and the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

Section 6.2.

Acceleration.  If an Event of Default occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the Securities, by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable.  Upon such declaration the principal and interest shall be due and payable immediately.  The Holders of a majority in principal amount of the Securities, by written notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 6.3.

Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities of this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of Securities in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4.

Waiver of Past Defaults.  The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or interest on any Security.

Section 6.5.

Control by Majority.  The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders of Securities, or would involve the Trustee in personal liability.

Section 6.6. Limitation on Suits. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:
(1) the Holder gives to the Trustee written notice of a continuing Event of Default;
(2) the Holders of at least 25% in principal amount of the Securities make a request to the Trustee to pursue the remedy;
(3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a written direction inconsistent with the request.
A Holder of Securities may not use this Indenture to prejudice the rights of another Holder of Securities or to obtain a preference or priority over another Holder of Securities.

Section 6.7.

Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the date demand is made therefor, or to bring suit for the enforcement of any such payment on or after such demand date, shall not be impaired or affected without the consent of the Holder.

Notwithstanding any of the provision of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

Section 6.8.

Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

Section 6.9.

Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities allowed in any judicial proceedings relative to the Company, its creditors or its property.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
First: to the Trustee for amounts in connection with the enforcement and collection of amounts due under this Indenture and under Section 7.07;

Second:  to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third: to the Company.
The Trustee may fix a record date and payment date for any payment to Holders of Securities.

Section 6.11.

Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities.

ARTICLE 7 TRUSTEE
Section 7.1. Duties of Trustee.

(1)

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(2) Except during the continuance of an Event of Default:
(A) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(B)

In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(3) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(A) This paragraph does not limit the effect of paragraph (2) of this Section.
(B) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(C) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(4) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
(5) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(6)

The Trustee shall not be liable for interest on or investment of any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2. Rights of Trustee.

(1)

The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(2)

Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel and satisfactory indemnification as provided in this Indenture.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion of Counsel.

(3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.3.

Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee shall remain subject to Sections 7.10 and 7.11.

Section 7.4.

Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities.

Section 7.5.

Notice of Defaults.  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Securities a notice of the Default within 90 days after it occurs.  Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Holders of Securities.

Section 7.6.

Reports by Trustee to Holders.  Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Holders of Securities a brief report dated as of such reporting date that complies with TIA §313(a).  The Trustee also shall comply with TIA §313(b)(2).

A copy of each report at the time of its mailing to Holders of Securities shall be filed with the SEC.

Section 7.7.

Compensation and Indemnity.  The Company shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses of the Trustee’s agents, including reasonable fees and expenses of counsel, actually incurred.

The Company shall indemnify the Trustee against any damages, claims, actions, losses, liabilities or expenses incurred by it.  The Trustee shall  notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(3) or (4) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.

Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company in writing.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;
(2) the Trustee is adjudged a bankrupt or an insolvent;
(3) a receiver or public officer takes charge of the Trustee or its property; or
(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly Transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

Section 7.9.

Successor Trustee by Merger, etc.  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.

Eligibility; Disqualification.  This Indenture shall always have a Trustee who satisfies the requirements of TIA §§310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall always have a combined capital and surplus as stated in the TIA.  The Trustee is subject to TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9). Section 10.10 lists any excluded indenture or trust agreement.

Section 7.11.

Preferential Collection of Claims Against Company.  The Trustee is subject to TIA §311(a), excluding any creditor relationship have listed in TIA §311(b).  A Trustee who has resigned or been removed is subject to TIA §311(a) to the extent indicated.

ARTICLE 8 DISCHARGE OF INDENTURE

Section 8.1.

Termination of Company’s Obligations.  This Indenture shall cease to be of further effect (except that the Company’s obligations under Sections 7.07 and 8.03 shall survive) when all outstanding Securities theretofore issued have been delivered to the Trustee for cancellation.  In addition, the Company may terminate all of its obligations under this Indenture if:

(1) the Securities then-outstanding are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

(2)

the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to redemption.  The Company may make the deposit only during the one-year period and only if Article 10 permits it.

However, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 7.07, 7.08 and 8.03 shall survive until the Securities are no longer outstanding.  Thereafter the Company’s obligations in Section 7.07 and 8.03 shall survive.

After such deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.  U. S. Government Obligations shall not be callable at the issuer’s option.

“U.S. Government Obligations” means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

Section 8.2.

Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

Section 8.3. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years.  After payment to the Company, Holders of Securities entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

ARTICLE 9 AMENDMENTS
Section 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:
(1) to cure any ambiguity, defect or inconsistency;
(2) to comply with Section 5.01;
(3) to provide for uncertificated Securities in addition to certificated Securities;
(4) to make any change that does not adversely affect the rights of any Holder of Securities; or
(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture with the TIA.

Section 9.2.

With Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least 66-2/3% in principal amount of the Securities.  However, without the consent of each Holder of Securities affected, an amendment under this Section may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;
(2) reduce the principal of or change the demand payment nature of any Security;
(3) make any Security payable in money other than that stated in the Security;
(4) make any change in Section 6.04, 6.07 or this Section 9.02 (this second sentence including the parentheticals); or
(5) make any change in Article 10 that adversely affects the rights of any Securityholder.
After an amendment under this Section becomes effective, the Company shall mail to Holders of Securities a notice briefly describing the amendment.
Section 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4.

Revocation and Effect of Consents.  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Securities.

Section 9.5.

Notation on or Exchange of Securities.  The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated.  The Company in exchange for all Securities may issue new Securities that reflect the amendment or waiver.

Section 9.6. Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects its rights.
ARTICLE 10 MISCELLANEOUS

Section 10.1.

Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.2.

Notices.  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other’s address stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder of Securities shall be mailed by first-class mail to his address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder of Securities or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders of Securities, it shall mail a copy to the Trustee and each Agent at the same time.
All other notices or communications shall be in writing.

Section 10.3.

Communication by Holders with Other Holders.  Holders of Securities may communicate pursuant to TIA §312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 10.4.

Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1) a statement that the person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based.

(3)

a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.6.

Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or a meeting of Holders of Securities.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7.

Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8. No Recourse Against Others. All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.
Section 10.9. Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.
Section 10.10. Variable Provisions.
“Officer” means the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.
The Company initially shall serve as Paying Agent and Registrar.
The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2008.
The reporting date for Section 7.06 is March 15th of each year. The first reporting date is March 15, 2008.
The Company’s address is:
213 East Tugalo Street P.O. Box 880 Toccoa, Georgia 30577
The Trustee’s address is:
1349 West Peachtree Street, N.W. Suite 1050 Atlanta, Georgia 30309
Section 10.11. Governing Law. The laws of the State of Georgia shall govern this Indenture and the Securities.
Dated: ___________________ 1st FRANKLIN FINANCIAL CORPORATION

By:
Name:
Title:

Attest:

(SEAL)

[Signatures Continued On Following Page]
Dated: ____________________ U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Attest:

(SEAL)

ATI-2257389v6

EXHIBIT A FORM OF SECURITY

FORM OF SENIOR DEMAND NOTE

SENIOR DEMAND NOTE

No. ____________	Toccoa, Georgia _____________,____

On Demand, for value received, 1st FRANKLIN FINANCIAL CORPORATION promises to pay ______________________________________ at the home office of 1st Franklin Financial Corporation, 213 East Tugalo Street, Toccoa, Georgia, the principal amount of this Note, as represented from time to time on the books and records of 1st Franklin Financial Corporation, and to pay interest thereon, at the applicable rate, compounded daily.  1st Franklin Financial Corporation can call this Note for redemption at any time without penalty.

This Note is nonnegotiable and is transferable only on the books of 1st Franklin Financial Corporation.

By: _________________________________ Chairman and Chief Executive Officer	By: _________________________________ Assistant Treasurer

THIS SECURITY IS NOT A BANK DEPOSIT OR SIMILAR OBLIGATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR THE SECURITIES INVESTOR PROTECTION CORPORATION OR ANY OTHER FEDERAL OR STATE AGENCY.

ATI-2257389v6

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